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                                                                    Exhibit 23.4
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS


          Re:  THINK New Ideas, Inc.
               Registration Statement on Form S-4/joint proxy/prospectus


          We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related joint proxy/prospectus of THINK New Ideas, Inc. and AnswerThink Consulting Group, Inc. for the registration of 8,281,469 shares of common stock and to the incorporation by reference therein of our report dated August 13, 1999, with respect to the consolidated financial statements of THINK New Ideas, Inc. included in its Annual Report (Form 10-KSB) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.


/s/ Ernst & Young, L.L.P.

New York, New York

September 16, 1999